SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
250 PARK AVENUE, NEW YORK 10177-0021
(212) 558-3792 (250 Park Avenue)
1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
8, PLACE VENDOME, 75001 PARIS
ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
101 COLLINS STREET, MELBOURNE 3000
2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
GLOUCESTER TOWER, 11 PEDDER STREET, HONG KONG

                                                               November 20, 1995



Seligman Pennsylvania Tax-Exempt Fund
  100 Park Avenue,
    New York, New York 10017.

Dear Sirs:

     You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 189,298 shares of beneficial interest, $0.001 par value, of Seligman Pennsylvania TaxExempt Fund.

     As your counsel, we are familiar with your organization and corporate status and validity of your shares of beneficial interest. In that connection, we have relied upon the opinion of Ballard, Spahr, Andrews & Ingersoll, dated November 22, 1994, as to all matters under the laws of Commonwealth of Pennsylvania.

     We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable. We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securit Act of 1933.
                                                              Very truly yours,

                                                            SULLIVAN & CROMWELL
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                                                            SULLIVAN & CROMWELL